MN COURT OF APPEALS DISMISSES HEDGE FUND’S APPEAL OF ORDER AFFIRMING NASH FINCH CONVERTIBLE
NOTE CONVERSION
RATE ADJUSTMENT

MINNEAPOLIS – October 15, 2008 — Nash Finch Company (Nasdaq: NAFC), a leading national food distributor, announced today that the Minnesota Court of Appeals issued an order dismissing an appeal filed by Rumson Capital, LLC challenging a Hennepin County District Court’s order that held Nash Finch properly adjusted the conversion rate on its Senior Subordinated Convertible Notes due 2035 after the Company increased the amount of dividends it paid to its shareholders.

“We are pleased that the Court of Appeals dismissed the hedge fund’s appeal,” said Alec Covington, President and Chief Executive Officer of Nash Finch. “The order of dismissal leaves in place the district court’s ruling that we properly calculated the conversion rate on the convertible notes and finally brings this matter to a close.”

About Nash Finch
Nash Finch is a Fortune 1000 company and one of the leading food distribution companies in the United States. Nash Finch’s core business, food distribution, serves independent retailers and military commissaries in 31 states, the District of Columbia, Europe, Cuba, Puerto Rico, the Azores and Egypt. The Company also owns and operates a base of retail stores, primarily supermarkets under the Econofoods(R), Family Thrift Center(R), AVANZA(R) and Sun Mart(R) trade names. Further information is available on the Company’s website, www.nashfinch.com.

CONTACT: Robert Dimond, 952-844-1060

Forward Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to trends and events that may affect our future financial position and operating results. Any statement contained in this report that is not statements of historical fact may be deemed forward-looking statements. For example, words such as “may,” “will,” “should,” “likely,” “expect,” “anticipate,” “estimate,” “believe,” “intend, ” “potential” or “plan,” or comparable terminology, are intended to identify forward-looking statements. Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause or contribute to material differences include, but are not limited to the following:

•	the effect of competition on our distribution, military and retail businesses;

•	general sensitivity to economic conditions, including volatility in energy prices, food commodities and changes in market interest rates;

•	our ability to identify and execute plans to expand our food distribution, military and retail operations;

•	possible changes in the military commissary system, including those stemming from the redeployment of forces, congressional action and funding levels;

•	our ability to identify and execute plans to improve the competitive position of our retail operations;

•	the success or failure of strategic plans, new business ventures or initiatives;

•	changes in consumer buying and spending patterns;

•	risks entailed by future acquisitions, including the ability to successfully integrate acquired operations and retain the customers of those operations;

•	changes in credit risk from financial accommodations extended to new or existing customers;

•	significant changes in the nature of vendor promotional programs and the allocation of funds among the programs;

•	limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

•	legal, governmental, legislative or administrative proceedings, disputes, or actions that result in adverse outcomes, such as adverse determinations or developments with respect to the litigation or Securities and Exchange Commission (“SEC”) inquiry discussed in Part I, Item 3 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007;

•	technology failures that may have a material adverse effect on our business;

•	severe weather and natural disasters that may impact our supply chain;

•	changes in health care, pension and wage costs and labor relations issues;

•	threats or potential threats to security or food safety; and

•	unanticipated problems with product procurement.

A more detailed discussion of many of these factors, as well as other factors, that could affect Nash-Finch Company and our subsidiaries’ (“Nash Finch” or “the Company”) results is contained in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007. You should carefully consider each of these factors and all of the other information in this report. We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however, to consult any future disclosures we make on related subjects in future reports to the SEC.